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                                    EXHIBIT 1
                                    ---------

                  AGREEMENT AS TO JOINT FILING OF SCHEDULE 13G
                  --------------------------------------------

Each of the undersigned hereby affirms that it is individually eligible to use
Schedule 13G, and agrees that this Schedule 13G is filed on its behalf.

Date: February 11, 2000


                      THE TRAVELERS INSURANCE GROUP INC.


                      By: /s/ Stephanie B. Mudick
                         --------------------------------------------
                         Name:  Stephanie B. Mudick
                         Title: Secretary


                      PFS SERVICES, INC.


                      By: /s/ Christine Y. Homer
                         --------------------------------------------
                         Name:  Christine Y. Homer
                         Title:  Secretary


                      ASSOCIATED MADISON COMPANIES, INC.


                      By: /s/ Stephanie B. Mudick
                         --------------------------------------------
                         Name:  Stephanie B. Mudick
                         Title: Vice President and
                                 Assistant Secretary


                      CITIGROUP INC.


                      By: /s/ Joan Caridi
                         --------------------------------------------
                         Name:  Joan Caridi
                         Title: Assistant Secretary